Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Public Relations Manager +1 (408) 789-4234 stomei@accuray.com

Accuray Announces Results for First Quarter of Fiscal 2009

Inventory Investigation Concluded

SUNNYVALE, Calif., December 18, 2008— Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the first quarter of fiscal 2009, ended September 27, 2008.

For the first quarter of fiscal 2009, Accuray reported total revenue of $55.9 million, a 15 percent increase over first quarter of fiscal 2008 total revenue of $48.6 million and a 10 percent sequential increase over the fourth quarter of fiscal 2008 total revenue of $50.9 million.

Net loss for the first quarter of fiscal 2009 was $3.2 million, or $0.06 per diluted share, compared to net income of $2.3 million, or $0.04 per diluted share, during the same period last year.  The loss for the quarter was driven primarily by non-recurring employee separation expenses of $2.1 million and inventory write downs of $1.3 million.

Non-cash, stock based compensation charges for the first quarter of fiscal 2009 were $5.0 million, or $0.09 per diluted share.

During the first quarter of fiscal 2009, the company added 12 new contracts to backlog, representing a total value of $58.6 million.  Of the 12 contracts, 7 came from international customers.

At September 27, 2008, backlog was approximately $644 million, with approximately $358 million associated with CyberKnife® Robotic Radiosurgery System contracts and approximately $286 million associated with services and other recurring revenue. Accuray’s backlog is composed of signed contracts that the company believes have a substantially high probability of being recognized as revenue in future periods.  Of the $644 million in backlog at the end of the quarter, 70 percent consisted of non-contingent contracts, representing backlog for which contractual contingencies have been satisfied.

Accuray’s cash and investment balances at the end of the quarter totaled $162.1 million, which includes cash and cash equivalents of $27.2 million, short-term investments of $91.5 million, long-term investments of $38.0 million and $5.4 million in restricted cash.  At the end of the first quarter the company continued to have zero debt.

Accuray’s Audit Committee concluded its independent investigation into allegations made by a former Accuray employee regarding possible improprieties in the handling and accounting of certain inventory items.  Upon completion of the investigation, the Audit Committee determined that although a material weakness has been identified in the company’s internal control over financial reporting with respect to inventory processes, no material prior period adjustments were identified.  It was therefore determined that no financial restatement was needed for prior quarters or years.

Outlook

The following statement is forward-looking and actual results may differ materially.  Accuray expects revenue for fiscal 2009 to be in the range of $230 million to $250 million.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s Web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Friday December 19, 2008 at 5:30 a.m. PT / 8:30 a.m. ET.  The conference call dial-in numbers are 1-866-379-2019 (USA) or 1-706-634-1525 (International), Conference ID:  78712534.   A live webcast of the call will also be available from the Investor Relations section on the company’s Web site at www.accuray.com.  In addition, a recording of the call will be available by calling 1-800-642-1687 (USA) or 1-706-645-9291 (International), Conference ID number: 78712534, beginning at 7:30 a.m. PT / 10:30 a.m. ET, December 19, 2008 and will be available through December 26, 2008.  A webcast replay will also be available from the Investor Relations section of the company’s Web site at www.accuray.com from approximately 7:30 a.m. PT / 10:30 a.m. ET tomorrow through Accuray’s release of its results for the second quarter of fiscal 2009, ending December 27, 2008.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 50,000 patients worldwide and currently 150 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry. Except for the historical information contained herein, the matters set forth in this press release, as to financial guidance including realization of backlog, procedure growth, market acceptance; clinical studies, regulatory review and approval, and commercialization of products are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: market acceptance of products; variability of installation and sales cycle including customer financing and construction delays; competing products, the combination of our products with complementary technology; and other risks detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the 2008 fiscal year, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended
	September 27,	September 29,
	2008	2007
Net revenue:
Products	$37,455	$36,984
Shared ownership programs	1,036	2,312
Services	15,907	6,999
Other	1,459	2,351
Total net revenue	55,857	48,646
Cost of revenue:
Costs of products	14,744	16,440
Costs of shared ownership programs	262	712
Costs of services	11,185	4,458
Costs of other	1,237	1,125
Total cost of revenue	27,428	22,735
Gross profit	28,429	25,911
Operating expenses:
Selling and marketing	13,480	10,156
Research and development	8,754	7,715
General and administrative	10,433	7,901
Total operating expenses	32,667	25,772
Income (loss) from operations	(4,238)	139
Interest and other income, net	1,113	2,612
Income (loss) before provision for income taxes and non-controlling interest	(3,125)	2,751
Provision for income taxes	54	486

Net income (loss) attributable to common shareholders	(3,179)	2,265

Net income (loss) per common share, basic and diluted:
Basic	$(0.06)	$0.04
Diluted	$(0.06)	$0.04

Weighted average common shares outstanding used in computing net income (loss) per share:
Basic	54,625	54,025
Diluted	54,625	61,154

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$632	$321
Selling and marketing	$1,045	$1,107
Research and development	$782	$675
General and administrative	$2,512	$2,201

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

	September 27,	June 28,
	2008	2008

Assets
Current assets:
Cash and cash equivalents	$27,196	$36,936
Restricted cash	5,411	4,830
Short-term marketable securities	91,471	85,536
Accounts receivable, net of allowance for doubtful accounts of $27 at both September 27, 2008 and June 30, 2008	24,969	33,918
Inventories	26,610	23,047
Prepaid expenses and other current assets	7,702	6,431
Deferred cost of revenue—current	23,527	31,667
Total current assets	206,886	222,365
Long-term marketable securities	37,988	37,014
Deferred cost of revenue—noncurrent	12,842	11,724
Property and equipment, net	16,846	17,140
Goodwill	4,495	4,495
Intangible assets, net	861	926
Other assets	1,381	1,340
Total assets	$281,299	$295,004
Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable	$12,974	$12,962
Accrued expenses	14,183	11,873
Customer advances—current	17,131	22,331
Deferred revenue—current	76,057	87,455
Total current liabilities	120,345	134,621
Long-term liabilities:
Customer advances—noncurrent	2,500	2,900
Deferred revenue—noncurrent	26,749	26,720
Total liabilities	149,594	164,241
Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.

Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 56,990,566 and 56,719,864 at September 30, 2008 and June 30, 2008, respectively; outstanding: 54,850,548 and 54,579,846 shares at September 30, 2008 and June 30, 2008, respectively.	55	55
Additional paid-in capital	258,776	252,901
Accumulated other comprehensive (loss)	(2,821)	(1,067)
Accumulated deficit	(124,305)	(121,126)
Total stockholders’ equity	131,705	130,763
Total liabilities and stockholders’ equity	$281,299	$295,004